Exhibit 4.1

QWEST SERVICES CORPORATION,

QWEST COMMUNICATIONS INTERNATIONAL INC.,

QWEST CAPITAL FUNDING, INC.

and

J.P. MORGAN TRUST COMPANY, N.A.,

as successor to

BANK ONE TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 16, 2005

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of November 16, 2005 (the “Supplemental Indenture”), among QWEST SERVICES CORPORATION, a Colorado corporation (the “Company” or “QSC”), QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation (“QCII”), QWEST CAPITAL FUNDING, INC. a Colorado corporation (“QCF” and, together with QCII, the “Guarantors”) and J.P. MORGAN TRUST COMPANY, N.A., as successor to BANK ONE TRUST COMPANY, N.A., as trustee (the “Trustee”).

WITNESSETH:

Whereas, the Company, the Guarantors and the Trustee previously entered into an Indenture, dated as of December 26, 2002 (the “Indenture”), providing for the issuance of the following series (each a “Series”) of notes: (i) the Company’s 13.00% Senior Subordinated Secured Notes due 2007 (the “2007 Notes”), (ii) the Company’s 13.50% Senior Subordinated Secured Notes due 2010 (the “2010 Notes”) and (iii) the Company’s 14.00% Senior Subordinated Secured Notes due 2014 (the “2014 Notes” and, together with the 2007 Notes and the 2010 Notes, the “Notes”);

Whereas, Section 10.02 of the Indenture provides that modifications and amendments to the Indenture, the Notes, the Note Guarantees or the Security Documents may be made and one or more indentures supplemental to the Indenture entered into by the Company, the Guarantors and the Trustee with the consent of the holders (the “Holders”) as set forth in the Indenture;

Whereas, the Company undertook a cash tender offer and a consent solicitation (together, the “Offer”) pursuant to an Offer to Purchase and Consent Solicitation Statement, dated November 1, 2005 (the “Statement”), and a Letter of Transmittal and Consent, offering a cash payment in exchange for the Notes and requesting, among other things, that the Holders give their written consent to implement the amendments to the Indenture set forth in this Supplemental Indenture (the “Amendments”) and the Collateral Release (as defined in the Statement);

Whereas, the Company has received through the Offer the valid consents of the Holders of the required aggregate principal amount outstanding of the Notes consenting to the Amendments and the Collateral Release;

Whereas, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

Whereas, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and the Company has delivered to the Trustee a written request from the Company to the Trustee requesting that the Trustee join with the Company and the Guarantors in the execution of this Supplemental Indenture accompanied by a board resolution of the Company authorizing the execution of the Supplemental Indenture, an Officers’ Certificate of the Company and an Opinion of Counsel of the Company’s counsel, both addressed to the Trustee, and written evidence of the consents of Holders of the Notes to this Supplemental Indenture, the Amendments and the Collateral Release; and

Whereas, pursuant to Section 10.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

Now, Therefore, for and in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Guarantors and the Trustee hereby agree for the equal and ratable benefit of all holders of the Notes as follows:

ARTICLE I
GENERAL

Section 1.1                                               Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Indenture.

ARTICLE II
AMENDMENTS

Section 2.1                                               Indenture Amendments.  The Indenture is hereby amended, with respect to all Series of Notes, as follows:

(a)                                              Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 of the Indenture are each amended by deleting the text of each such section in its entirety and inserting in lieu thereof “[intentionally omitted]”.

(b)                                             Section 5.01 of the Indenture is amended by deleting the text thereof in its entirety and inserting in lieu thereof “[intentionally omitted]”.

(c)                                              Section 6.01 of the Indenture is amended by deleting the text of subsections (e), (f) and (j) in their entirety and inserting in lieu thereof “[intentionally omitted]”.

(d)                                             Article XI of the Indenture is amended by deleting the text of Article XI and all Sections thereof in their entirety and inserting in lieu thereof “[intentionally omitted]”.

Section 2.2                                               Additional Amendments.  Any definitions used exclusively in the provisions of the Indenture which have been deleted pursuant to Section 2.1 hereof and which therefore no longer apply to the Notes are hereby deleted in their entirety from the Notes and the Indenture and shall no longer apply with respect to the Notes and all references to paragraphs, sections, articles or other terms or provisions of the Indenture which have been deleted pursuant to Section 2.1 hereof and which therefore no longer apply to the Notes are hereby deleted in their entirety from the Notes and from the Indenture and shall no longer apply to the Notes. The Table of Contents of the Indenture is amended to conform to the changes effected by this Supplemental Indenture.

Section 2.3                                               Collateral Release.  Pursuant to Section 10.02 of the Indenture, with respect to all series of Notes, the Collateral, and any Liens created pursuant to the Indenture or the Security Documents, is hereby released and terminated in its entirety with respect to the Notes. The Trustee will instruct the Collateral Agents to release and terminate the Collateral and any Liens created pursuant to the Indenture or the Security Documents and to terminate the QCII Pledge Agreement and the QSC Security and Pledge Agreement and to execute and deliver such instruments necessary or proper to effect or evidence such release and termination and take such other actions to effect or evidence such termination and release as the Trustee or the Company shall reasonably request.

ARTICLE III
MISCELLANEOUS

Section 3.1                                               Effect of the Supplemental Indenture.  This Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. This Supplemental Indenture will become effective upon execution by each party hereto; provided, however, that: (i) Sections 2.1 and 2.2 of this Supplemental Indenture shall not become effective as amendments or modifications to the Indenture for the Notes specified in such Sections until the Company notifies the Trustee and Global Bondholder Services Corporation, the Depositary for the Offer, that Notes representing at least a majority in aggregate principal amount of outstanding Notes not owned by the Company or any of its Affiliates validly tendered (and not validly withdrawn) pursuant to the Offer have been accepted for purchase and (ii) Section 2.3 of this Supplemental Indenture shall not become effective as an amendment or modification to the Indenture for the Notes specified in such Section until the Company notifies the Trustee and Global Bondholder Services Corporation, the Depositary for the Offer, that Notes representing at least 66 2/3% in aggregate principal amount of outstanding Notes not owned by the Company or any of its Affiliates validly tendered (and not validly withdrawn) pursuant to the Offer have been accepted for purchase. Except as expressly supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

Section 3.2                                               Governing Law.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.3                                               References to Supplemental Indenture.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references to the Indenture shall include this Supplemental Indenture unless the context otherwise requires.

Section 3.4                                               Severability.  In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5                                               Trust Indenture Act.  If any provisions hereof limit, qualify or conflict with any provisions of the TIA required under the TIA to be a part of and govern this Supplemental Indenture, the provisions of the TIA shall control.  If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as modified or excluded hereby shall apply.

Section 3.6                                               Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or its recitals or the Amendments or the Collateral Release, all of which are made solely by the Company and the Guarantors.

Section 3.7                                               Effect of Headings.  The section headings herein are for convenience only and shall not effect the construction thereof.

Section 3.8                                               Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

QWEST SERVICES CORPORATION

By	/s/ Janet K. Cooper
Name: Janet K. Cooper
Title: Senior Vice President – Finance and Treasurer

QWEST COMMUNICATIONS INTERNATIONAL INC.

By	/s/ Janet K. Cooper
Name: Janet K. Cooper
Title: Senior Vice President – Finance and Treasurer

QWEST CAPITAL FUNDING, INC.

By	/s/ Janet K. Cooper
Name: Janet K. Cooper
Title: Senior Vice President – Finance and Treasurer

J.P. MORGAN TRUST COMPANY, N.A., as Trustee

By	/s/ Sharon McGrath
Name: Sharon McGrath
Title: Vice President